[Crowe Logo]
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee
Ocwen Loan Servicing, LLC
West Palm Beach, Florida
We have examined management's assertion, included in the accompanying report "Certification
Regarding Compliance with Applicable Servicing Criteria", that Ocwen Loan Servicing, LLC (the
Company) complied with the servicing criteria set forth in item 1122(d) of the U.S. Securities and
Exchange Commission's Regulation AB for the Residential Mortgage Loans Platform (the "Platform") as
of and for the year ended December 31, 2007, excluding criteria 1122(1)(iii) and 1122(4)(xv), which management has determined are not applicable to the activities performed by the Company with respect to the Platform. The Platform consists of the asset-backed transactions and securities defined by management in Appendix B of Management's Report. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on managements assertion about the Company's compliance based on our examination.
Our examination was conducted in accordance with the standards established by the American Institute of
Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United
States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria for the Platform and performing such other procedures as we considered necessary in the circumstance s. Our examination included testing selected asset-backed transactions and securities constituting the Platform and evaluating whether the Company performed servicing activities related to those transactions and securities in compliance with the applicable servicing criteria for the period covered by this report. Accordingly, our testing may not have included servicing activities related to each asset-backed transaction or security constituting the Platform. Further, our examination was not designed to detect material noncompliance that may have occurred prior to the period covered by this report and that may have affected the Company's servicing activities during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the applicable servicing criteria.
In our opinion, managements assertion referred to above is fairly stated, in all material respects, based on the aforementioned applicable servicing criteria.
/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Fort Lauderdale, Florida
March 6, 2008